As filed with the Securities and
Exchange Commission on  November 28, 2006           Registration No. 333-_____
===============================================================================

                          U.S. SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                                   D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                           HIRSCH INTERNATIONAL CORP.
             (exact name of Registrant as specified in its charter)


               Delaware                                 11-2230715
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification Number)

                                50 Engineers Road
                            Hauppauge, New York 11788
                    (Address of principal executive offices)

               Hirsch International Corp. - 2003 Stock Option Plan
                            (Full title of the plan)


                                 Beverly Eichel
                     Executive Vice President-Finance, Chief
                         Financial Officer and Secretary
                           Hirsch International Corp.
                                50 Engineers Road
                            Hauppauge, New York 11788
                                 (516) 436-7100


                                    Copy to:
                              Adam P. Silvers, Esq.
                         Ruskin Moscou Faltischek, P.C.
                   1425 Reckson Plaza, East Tower, 15th Floor
                            Uniondale, New York 11556
                              (516) 663-6600 (516)
                              663-6643 (facsimile)

                         CALCULATION OF REGISTRATION FEE

============================================ =================== ===================== ===================== =====================

                                              Number of shares     Proposed maximum      Proposed maximum
Title of each class of securities to be            to be          Offering price per    aggregate offering        Amount of
registered                                     registered(1)            share                 price          Registration fee (2)
Class A Common Stock, $.01 par value            1,000,000(3)            $2.03               $2,030,000             $217.21

============================================ =================== ===================== ===================== =====================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares, which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above referenced Plan.
(2) Estimated solely for the purposes of calculating the registration fee of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Class A Common Stock of Hirsch International Corp. as reported on Nasdaq Capital Market on November 24, 2006.
(3) Consists of additional shares authorized under the 2003 Stock Option Plan, as amended.
================================================================================

                                     PART I

                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Hirsch International Corp. (the "Company") for the purpose of registering additional securities under the Company's 2003 Stock Option Plan, as amended, which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-122627) relating to the 2003 Stock Option Plan, as amended, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K (File No. 23434) for the year ended January 28, 2006;

     (b) The Company's Quarterly Report on Form 10-Q (File No. 23434) for the quarter ended September 30, 2006;

     (c) The Company's Quarterly Report on Form 10-Q (File No. 23434) for the quarter ended June 30, 2006;

     (d) The Company's Quarterly Report on Form 10-Q (File No. 23434) for the quarter ended March 31, 2006; and

     (e) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 (Registration Nos. 333-26539 and 333-28603) filed with the Commission on May 6, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

     4.1  Hirsch   International  Corp.  2003  Stock  Option  Plan,  as  amended
          (incorporated  by  reference  from  the  Company's   definitive  Proxy
          Statement filed with the Commission on December 21, 2005).

     5.1  Opinion of Ruskin Moscou Faltischek, P.C.

     23.1 Consent of BDO Seidman, LLP

     23.2 Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1 hereof)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 27th day of November, 2006.


                               HIRSCH INTERNATIONAL CORP.


                               By: /s/Beverly Eichel
                                   ------------------------------------------
                                   Beverly Eichel, Executive Vice
                                   President-Finance Chief Financial
                                   Officer and Secretary

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 27th day of November, 2006.

Members of the Board of Directors:


/s/ Henry Arnberg                    Chairman of the Board of Directors
---------------------------------
Name:  Henry Arnberg


/s/ Paul Gallagher                   President, Chief Executive Officer,
---------------------------------    Chief Operating Officer and Director
Name:  Paul Gallagher


/s/ Beverly Eichel                   Executive Vice President - Finance, Chief
---------------------------------    Financial Officer and Secretary
Name:  Beverly Eichel


/s/ Daniel Vasquez                   Corporate Controller
---------------------------------
Name:  Daniel Vasquez


/s/ Marvin Broitman                  Director
---------------------------------
Name:  Marvin Broitman


/s/ Mary Ann Domuracki               Director
---------------------------------
Name:  Mary Ann Domuracki


/s/ Christopher J. Davino            Director
---------------------------------
Name:  Christopher J. Davino